Exhibit 99.3

Gentherm Debuts Automotive Industry’s First Thermoelectric Battery Thermal Management Solution

for 48-volt Lithium-Ion Batteries

Unique, Innovative Solution Launched with Mercedes-Benz S-Class EQ-Boost

NORTHVILLE, Michigan, April 26, 2018 /Global Newswire/ -- Gentherm (NASDAQ:THRM), the global market leader and developer of innovative thermal management technologies, today announced that the industry’s first thermoelectric based solution for 48-volt lithium-ion battery thermal management (BTM) is being launched with the latest model year of the Mercedes S-Class and will soon be followed by other models. The highly-innovative solution, based on thermoelectric technology, is fully integrated as a structural part in the battery housing and is able to heat and cool the sensitive lithium-ion battery cells. This enables better battery performance in extreme conditions and prolongs the life of this high-value component.

“We are very pleased that Daimler AG has relied on Gentherm to help solve the difficult thermal challenges of 48-volt lithium-ion battery systems. This industry-first system on the Mercedes S-Class is a testament to Gentherm’s unique expertise in thermal management, our global footprint and our R&D and manufacturing capabilities” said Phil Eyler, President and CEO of Gentherm.  “With the transition to electric vehicles over the coming years and an industry forecast of 14 percent of global new vehicle sales in 2025 being 48-volt mild hybrid systems, we are well positioned to grow our business in BTM and other battery related technologies.”

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About Gentherm

Gentherm (NASDAQ-GS: THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include variable temperature Climate Control Seats, TrueThermTM cupholder and storage bins, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery thermal management systems, cable systems and other electronic devices. Non-automotive products include remote power generation systems, heated and cooled furniture, patient temperature management systems, industrial environmental test chambers and related product testing services and other consumer and industrial temperature control applications. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has over thirteen thousand employees in facilities in the United States, Germany, Canada, China, Hungary, Japan, Korea, Macedonia, Malta, Mexico, United Kingdom, Ukraine, and Vietnam.  For more information, go to www.gentherm.com.

Certain statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events.  The forward-looking statements included in this release are made as of the date hereof and are based on management's current expectations and beliefs.  Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause the Company's actual performance to differ materially from that described in or indicated by the forward looking statements. Those risks include, but are not limited to, risks that the Company’s new products may not be accepted by the market, that new technologies may not be feasible, that industry trends may change and that new competitors may arise or customers may develop their own products to replace the Company’s products.  The foregoing risks should be read in conjunction with other cautionary statements included herein, as well as in the Company's annual report on Form 10-K for the year ended December 31, 2017 and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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